SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                            SCHEDULE 14A INFORMATION
                                 PROXY STATEMENT

       (PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                ENGLE HOMES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ENGLE HOMES, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        (4) Proposed maximum aggregate value of transaction:

        (5) Total Fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration No.:

        (3) Filing Parties:

        (4) Date Filed:

                                      ENGLE
                           ---------------------------
                                      HOMES
                           ---------------------------
                 123 N.W. 13TH STREET, BOCA RATON, FLORIDA 33432
                      ------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 20, 1998
                      ------------------------------------



To the Shareholders
of Engle Homes, Inc.:

       NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Engle Homes, Inc., a Florida corporation (the "Company"), will be held at 11:00 a.m., local time, on Monday, April 20, 1998, at the Company's offices located at 123 N.W. 13th Street, Suite 300, Boca Raton, Florida for the following purposes:

         (1) To elect seven members to the Company's Board of Directors to hold office until the Company's 1999 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) To consider and vote on a proposal to amend the Company's 1991 Stock Option Plan (The "1991 Plan") to (i) increase the number of shares of the Company's common stock reserved for issuance under the 1991 Plan from 850,000 to 1,000,000 and (ii) conform certain administrative provisions of the 1991 Plan to the requirements of
              Section 162 (m) of the Internal Revenue Code of 1986, as amended;

         (3) To consider and vote on a proposal to approve the adoption of the Company's Amended and Restated 1997 Performance Bonus Plan (the "1997 Plan"); and

         (4) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

       The Board of Directors has fixed the close of business on March 4, 1998 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                         By Order of the Board of Directors



                                         /s/ ALEC ENGELSTEIN
                                         -------------------------------
                                         ALEC ENGELSTEIN
                                         CHAIRMAN OF THE BOARD, PRESIDENT  AND
                                         CHIEF EXECUTIVE OFFICER

Boca Raton, Florida
February 27, 1998

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       1998 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                                ENGLE HOMES, INC.

                      ------------------------------------
                                 PROXY STATEMENT
                      ------------------------------------


      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Engle Homes, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the 1998 Annual Meeting of Shareholders of the Company to be held on Monday, April 20, 1998, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders.

     The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is March 16, 1998. Shareholders should review the information provided herein in conjunction with the Company's 1997 Annual Report to Shareholders which accompanies this Proxy Statement. The Company's principal executive offices are located at 123 N.W. 13th Street, Suite 300, Boca Raton, Florida 33432, and its telephone number is (561) 391-4012.

                          INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies.

The Company may reimburse such persons for their expenses in doing so.

                             PURPOSES OF THE MEETING

     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

         (1) The election of seven members to the Company's Board of Directors to serve until the Company's 1999 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) A proposal to amend the Company's 1991 Stock Option Plan (The "1991 Plan") to (i) increase the number of shares of the Company's common stock reserved for issuance under the 1991 Plan from 850,000 to 1,000,000 and (ii) conform certain administrative provisions of the 1991 Plan to the requirements of Section 162 (m) of the Internal Revenue Code of 1986, as amended;

         (3) A proposal to approve the adoption of the Company's Amended and Restated 1997 Performance Bonus Plan (the "1997 Plan"); and

         (4) Such other business as may properly come before the Annual Meeting including any adjournments or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the seven nominees for director named below and for approval of the amendments to the 1991 Plan and approval of the 1997 Plan. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

      The Board of Directors has set the close of business on March 4, 1998 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice and to vote at the Annual Meeting. As of the date of this Proxy Statement there were 10,082,362 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative votes of the holders of a majority of shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of (i) the amendment of the Company's 1991 Plan and (ii) the adoption of the 1997 Plan. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares voted in opposition of the matter unless such other matter is one for which a greater vote is required by law or by the Company's Articles of Incorporation or Bylaws. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

     Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and will be counted as votes cast for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes "for" or "against" any matter. The inspectors of election will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Accordingly, broker or nominee non-votes will not have the same effect as a vote against the election of any director or against the proposals to approve the amendments to the 1991 Plan or to approve the 1997 Plan. Abstentions will not have the same effect as a vote against the election of any director but will have the same effect as a vote against the proposals to approve the amendments to the 1991 Plan or to approve the 1997 Plan.

                               SECURITY OWNERSHIP

     The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock by (i) each of the "Named Executive Officers" (as defined below in "Executive Compensation --Summary Compensation Table"), (ii) each other director of the Company, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to be a beneficial owner of more than 5% of the Common Stock.

                                                                  PERCENT OF
                                          AMOUNT AND NATURE       OUTSTANDING
NAME OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP(1)     SHARES
------------------------              --------------------------     -------
Alec Engelstein ....................          3,187,780(2)           32.1%
Harry Engelstein ...................            749,219(3)            7.7%
John A. Kraynick ...................             44,000(4)              *
Lawrence R. Shawe ..................             42,000(5)              *
David Shapiro ......................            318,367(6)              *
Paul M. Leikert ....................              8,300(7)              *
Henry H. Fishkind, Pd.D ............              1,400                 *
Ronald J. Korn .....................              6,499(8)              *
Alan Shulman .......................                  0                 *
All directors and executive officers
  as a group (9 persons) ...........          4,357,565(9)           42.9%
FMR Corp
 82 Devonshire Street
 Boston, Massachusetts 02109 .......          1,257,400(10)          13.0%
Heartland Advisors, Inc. ...........
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202 .......          1,089,350(11)          11.3%

------------------

 *  Less than 1%

(1) Unless otherwise indicated, amounts are as of February 9, 1998 and each person has sole voting and investment power with respect to such shares.
(2) Includes 232,468 shares held of record by Sheila Engelstein, Alec Engelstein's wife, and 264,000 shares issuable upon exercise of outstanding options.
(3)  Includes 107,000 shares issuable upon exercise of outstanding options.
(4)  Includes 42,000 shares issuable upon exercise of outstanding options.
(5)  Includes 42,000 shares issuable upon exercise of outstanding options.
(6) Includes 16,000 shares issuable upon exercise of outstanding options and 300,950 shares held in irrevocable trusts for the benefit of Alec Engelstein's and Harry Engelstein's children and grandchildren. David Shapiro or his wife, is a trustee of such trusts with shared voting and dispositive power.
(7)  Includes 6,000 shares issuable upon exercise of outstanding options.
(8) Includes 357 shares subject to issuance upon conversion of the Company's 7% Convertible Subordinated Notes.
(9) Includes an aggregate of 477,000 shares issuable upon exercise of outstanding options, 357 shares issuable upon conversion of the Company's 7% Convertible Subordinated Notes and 300,950 shares held in irrevocable trusts for the benefit of Alec Engelstein's and Harry Engelstein's children and grandchildren. David Shapiro or his wife, is a trustee of such trusts with shared voting and dispositive power.
(10) The indicated amount is as of January 31, 1998 and includes 1,257,400 shares of Common Stock beneficially owned by FMR Corp. ("FMR Corp.") FMR has sole dispositive power over 1,257,400 such shares. This disclosure of FMR's beneficial ownership is based solely upon information set forth in FMR's Schedule 13G dated February 10, 1998.
(11) The indicated amount is as of December 31, 1997 and includes 1,089,350 shares of Common Stock beneficially owned by Heartland Advisors, Inc. ("Heartland Advisors"). Heartland Advisors has sole dispositive power over 1,089,350 such shares and sole voting power over 1,024,850 such shares. This disclosure of Heartland Advisors' beneficial ownership is based solely upon information set forth in Heartland Advisors' Schedule 13G dated January 27, 1998.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such reports they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners have been complied with.

                         ELECTION OF DIRECTORS; NOMINEES

    The Company's Articles of Incorporation provide that the number of directors constituting the Company's Board of Directors shall not be less than three nor more than nine, as determined in the matter provided by the Company's Bylaws. The Company's Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors has fixed at seven the number of directors that will constitute the Board for the ensuing year. Each director elected at the Annual Meeting will serve for a term expiring at the Company's 1999 Annual Meeting of Shareholders or when his successor has been duly elected and qualified.

    Each of the current members of the Board of Directors has been nominated by the Company to be re-elected as a director at the Annual Meeting. The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that one or more nominees are unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers and directors of the Company are as follows:

NAME                                    AGE      POSITION WITH COMPANY
----                                    ---      ---------------------

Alec Engelstein........................ 68       Chairman of the Board, President and Chief Executive
                                                   Officer
Harry Engelstein....................... 63       Executive Vice President, Chief Construction Officer and
                                                   Director
John A. Kraynick....................... 43       Senior Vice President and Director
Lawrence R. Shawe...................... 42       Vice President-Sales and Marketing
David Shapiro.......................... 42       Vice President-Finance, Chief Financial Officer and Director
Paul M. Leikert........................ 41       Vice President-Chief Accounting Officer
Henry H. Fishkind, Ph.D................ 48       Director
Ronald J. Korn......................... 57       Director
Alan L. Shulman ....................... 65       Director


    ALEC ENGELSTEIN, a co-founder and Chairman of the Board of the Company, has served as its President and Chief Executive Officer since its organization in August 1982. Alec Engelstein has over 35 years of experience in the homebuilding industry and has been actively engaged as a homebuilder in southeast Florida since 1969.

    HARRY ENGELSTEIN, a co-founder and director of the Company and Alec Engelstein's brother, has served as Executive Vice President and Chief Construction Officer since the Company's inception in August 1982. Harry Engelstein has over 30 years of experience in home construction.

    JOHN A. KRAYNICK has served as a Vice President of the Company since August 1986 and was appointed Senior Vice President in July 1991. Mr. Kraynick is responsible for administrative matters and coordinating the Company's compliance with Federal, state and local regulatory requirements. Mr. Kraynick has over 19 years of experience in the homebuilding industry.

    LAWRENCE R. SHAWE has served as the Company's Vice President-Sales and Marketing since April 1986. Mr. Shawe joined the Company in April 1984 and since such time has been responsible for the Company's sales and marketing efforts. Mr. Shawe has over 17 years of experience in the homebuilding industry.

    DAVID SHAPIRO joined the Company in June 1991, has served as the Company's Chief Financial Officer since July 1991, was appointed Vice President-Finance in October 1991 and was appointed as a director on December 17, 1997. David Shapiro is Alec Engelstein's son-in-law.

    PAUL M. LEIKERT has served as the Vice President-Chief of Accounting since March 1994 and in January of 1995, was appointed Vice President-Chief Accounting Officer. Mr. Leikert is a certified public accountant and has over 13 years of experience in the homebuilding industry.

    HENRY H. FISHKIND, PH.D., has served as a director of the Company since October 1991 and is a member of the Compensation and Audit Committees of the Board of Directors. Dr. Fishkind has served as President of Fishkind & Associates, Inc., an economic and financing consulting firm based in Orlando, Florida, since 1988. From January 1984 until December 1987, Dr. Fishkind served as president of M.G. Lewis Econometrics, Inc., the research subsidiary of an investment banking firm based in Winter Park, Florida. Dr. Fishkind also serves as editor of Econocast, a quarterly economic forecast, since 1984, and as a director of Summit Properties.

    RONALD J. KORN, chairman of the Compensation and Audit Committees of the Board of Directors, has served as a director of the Company since October 1991. Since July 1991, Mr. Korn has served as President of Ronald Korn Consulting, a business consulting firm, and as Chairman of the Board of Carole Korn Interiors, Inc., an interior design firm. From August 1985 until June 1991, Mr. Korn served as the managing partner of the Miami office of KPMG Peat Marwick, a nationally recognized firm of independent public accountants. Mr. Korn serves as a director of Magicworks Entertainment, Inc., which produces, manages, promotes and merchandises live entertainment. Mr. Korn served as a director of Vacation Break USA, Inc. ("Vacation Break") from December 1995 to December 1997 when Vacation Break merged with Fairfield Communities, Inc.

    ALAN L. SHULMAN was appointed as a director of the Company on December 17, 1997. Mr. Shulman is currently a private investor. Mr. Shulman served on the board of directors of Island National Bank in Palm Beach, Florida from its inception in 1989 until April 1, 1997 and currently serves on the board of directors of CV Reit, Inc., a New York Stock Exchange listed Company.

    There are no arrangements or understandings with respect to the selection of officers or directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the Company's fiscal year ended October 31, 1997, the Company's Board of Directors held four meetings and took certain actions by written consent. During the 1997 fiscal year, no director attended fewer than 75% of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

    The only committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Board does not have a nominating or similar committee.

    Messrs. Fishkind and Korn are the current members of the Audit Committee, which held two meetings during the 1997 fiscal year. The duties and responsibilities of the Audit Committee include (a) recommending to the Board of Directors the appointment of the Company's auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls, (d) having general responsibility for all related auditing matters, and (e) reporting its recommendations and findings to the full Board of Directors.

    Messrs. Fishkind and Korn are the current members of the Compensation Committee, which held one meeting during the 1997 fiscal year. The Compensation Committee reviews and approves the compensation of the Company's executive officers and administers the Company's stock option plan and performance bonus plan.

DIRECTOR COMPENSATION

    The Company pays each director who is not an employee an annual retainer of $16,000 and a $500 fee for each meeting of the Board of Directors attended. The Company reimburses all directors for expenses incurred in connection with their activities as directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth, for the fiscal years ended October 31, 1997, 1996 and 1995, respectively, the aggregate compensation paid to the Company's Chief Executive Officer and the four other most highly compensated officers of the Company (the Chief Executive Officer and such other executive officers are sometimes referred to herein as the "Named Executive Officers").

                                                                                      LONG TERM
              NAME AND                                                               COMPENSATION
         PRINCIPAL POSITION                              ANNUAL COMPENSATION(1)      ------------
         ------------------                              ----------------------         NUMBER
                                         FISCAL                                       OF OPTIONS     ALL OTHER
                                          YEAR           SALARY          BONUS        GRANTED     COMPENSATION (2)
                                         ------         --------        --------      ----------  -----------------
Alec Engelstein
  Chairman of the Board,                  1997          $338,417        $193,750           -          $ 4,700
  President and Chief                     1996          $279,583        $175,000           -          $ 4,600
  Executive Officer                       1995          $266,667        $162,500        40,000        $ 1,500


Harry Engelstein                          1997          $223,200        $105,000           -          $ 2,775
  Executive Vice President                1996          $213,500         $90,000           -          $ 2,675
  and Chief Construction Officer          1995          $208,333         $86,250        20,000        $ 1,500


John A. Kraynick                          1997          $195,227        $105,000           -          $ 6,381
  Senior Vice President                   1996          $174,978         $90,000           -          $ 6,281
                                          1995          $166,667         $67,500        20,000        $ 1,500


Lawrence R. Shawe                         1997          $161,667         $60,000           -          $ 5,936
   Vice President-Sales &                 1996          $199,800         $30,000           -          $ 5,836
  Marketing                               1995          $183,067         $22,500        20,000        $ 1,500


Paul M. Leikert                           1997          $147,950         $41,250           -          $ 6,400
  Vice President-Chief                    1996          $137,250         $30,000           -          $ 6,300
   Accounting Officer                     1995          $132,500         $22,500        10,000        $ 1,500

---------------------------

(1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such column. The aggregate amount of perquisites and other personal benefits provided to each Named Executive Officer is less than 10% of the total of annual salary and bonus of such officer.

(2)  Represents contributions made by the Company to the Company's 401(k) plan.

AGGREGATED FISCAL YEAR-END OPTION VALUE TABLE

   The following table sets forth certain information concerning unexercised stock options held by the Named Executive Officers at the end of the 1997 fiscal year. No stock options were exercised by any of the Named Executive Officers during the 1997 fiscal year.

                       NUMBER OF UNEXERCISED
                            OPTIONS AT         VALUE OF UNEXERCISED IN-THE-MONEY
                       1997 FISCAL YEAR END      OPTIONS AT 1997 FISCAL YEAR END
                         EXERCISABLE (E)                  EXERCISABLE (E)
NAME                     UNEXERCISABLE(U)                UNEXERCISABLE (U)
----                  -----------------------  ---------------------------------
Alec Engelstein            256,000 (E)                  $936,000 (E)
                            24,000 (U)                  $144,000 (U)

Harry Engelstein           103,000 (E)                  $380,500 (E)
                            12,000 (U)                  $ 72,000 (U)

John A. Kraynick            38,000 (E)                  $153,000 (E)
                            12,000 (U)                  $ 72,000 (U)

Lawrence R. Shawe           38,000 (E)                  $153,000 (E)
                            12,000 (U)                  $ 72,000 (U)

Paul Leikert                 4,000 (E)                  $ 24,000 (E)
                             6,000 (U)                  $ 36,000 (U)

LONG-TERM INCENTIVE AND PENSION PLANS

   The Company does not have any long-term incentive or pension plans.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The three primary components of the Company's executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the compensation objectives of the Company's Board of Directors and Compensation Committee, which objectives include (i) attracting and retaining competent management, (ii) rewarding management for short and long term accomplishments, (iii) aligning the interests of management with those of the Company's shareholders, and (iv) relating management compensation to the achievement of Company goals and the Company's performance.

     Fiscal 1997 salary and bonus for the Company's executive officers were determined and approved by the Compensation Committee of the Company's Board of Directors in December 1996. No Stock Options were granted to any executive officers during fiscal 1997.

     The Compensation Committee's determination of fiscal 1997 salary and bonus for the Company's executive officers other than Alec Engelstein was made after reviewing and considering a number of factors, including each officer's level of job responsibility, each officer's level of performance (with respect to specific areas of responsibility and on an overall basis), achievement of Company goals, Company performance during the 1996 fiscal year, compensation levels at competitive companies, the Company's historical compensation levels, and the Chief Executive Officer's recommendations regarding fiscal 1997 compensation. Although Company performance was one of the factors considered, the Compensation Committee's decisions were based upon an overall review of the relevant factors, and there was no specific relationship or formula by which compensation was tied to Company performance. The Compensation Committee's decisions were generally in accordance with the Chief Executive Officer's recommendations.

     The principal factor considered by the Compensation Committee in determining the fiscal 1997 salary and bonus for Alec Engelstein, the Chairman of the Board, President and Chief Executive Officer of the Company was the analysis of the compensation of chief executive officers of public companies within the homebuilding industry and public companies similar in size to the Company (and it was the view of the Committee that Alec Engelstein's combined fiscal 1997 salary and bonus was modest in comparison). The Compensation Committee also considered the Company's fiscal 1996 earnings and other performance measures in determining Alec Engelstein's salary and bonus, but there was no specific relationship or formula by which Mr. Engelstein's compensation was tied to Company performance.

                                                Henry H. Fishkind, Pd.D.
                                                Ronald J. Korn

                                PERFORMANCE GRAPH


         The following graph compares the cumulative total shareholder return on the Company's Common Stock from October 31, 1992 through October 31, 1997, based on the market price of Common Stock and assuming reinvestment of dividends, with
(i) the Nasdaq Stock Market index prepared by the Center for Research in Security Prices ("CRSP"), and (ii) CRSP's index for General Building Contractors-Residential Buildings (SIC Industry Group No. 152).

[GRAPHIC OMITTED]


                      Comparison of Cumulative Total Return

                                                                            10/92    10/93    10/94     10/95     10/96    10/97
                                                                            -----    -----    -----     -----     -----    -----

/bullet/   Engle Homes, Inc.                                                  100    125.50    92.70     96.57     78.73   171.52
/square/   CRSP Index for Nasdaq Stock Market (US Companies)                  100    128.80   129.60    174.50    205.90   271.00
/triangle/ CRSP Index for General Building Contractors-Residential Buildings  100    183.90   116.00    123.70    130.20   156.30


Notes:
         A. The lines represent annual index levels derived from compounded daily returns that include all dividends.
         B. If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
         C.  The index level for all series was set to 100 on 10/31/92.

                              CERTAIN TRANSACTIONS

     In March 1990, the Company sold twelve units in its Alhambra Court condominium project in Orlando, Florida to Spearhead Investment Corporation, ("Spearhead"), a Florida Corporation now owned by David Shapiro, the Company's Vice President-Finance and Chief Financial Officer. Spearhead's $420,000 commercial first mortgage was guaranteed by the Company at the time of sale. During fiscal 1997, Spearhead sold all of its assets.

     In October 1991, in connection with the Company's initial public offering, the Company entered into a Registration Rights Agreement with the Company's principle shareholders, Alec Engelstein, Sheila Engelstein and Harry Engelstein (collectively, the "Engelsteins"). Under such agreement, if the Company proposes to register any of its securities (other than in connection employee benefit plans or under certain reclassifications, mergers, consolidations or acquisitions), the Company will be required to include in the filing, and to use its best efforts to register, the number of shares of Common Stock as to which such shareholders request registration. Such registration rights are subject to certain conditions and limitations, including the right of the Company to reduce, pro rata the amount of Common Stock of such shareholder included in an underwritten public offering if the managing underwriter determines that the aggregate requested participation will adversely affect the offering or the offering price. The Company had agreed that, upon the request of Alec Engelstein (or his legal representative) at any time through January 1998, the Company will register all or any portion of the Common Stock owned by the Engelsteins.

     During fiscal 1997, Alec Engelstein, who owns $4,450,000 million principle amount of the Company's 11 3/4% Senior Notes due 2000 received aggregate interest payments of $522,875 on such notes.

                       PROPOSAL TO APPROVE AMENDMENTS TO
                      THE COMPANY'S 1991 STOCK OPTION PLAN

GENERAL

         In January 1998, the Compensation Committee of the Company's Board of Directors adopted, subject to approval by the Company's shareholders, the following amendments to the Company's 1991 Stock Option Plan (the "1991 Plan"), and amended and restated the 1991 Plan to reflect such amendments: (i) an increase in the number of shares of the Company's Common Stock reserved for issuance under the 1991 Plan from 850,000 to 1,000,000 and (ii) amendments to conform certain administrative provisions to the requirements of Section 162 (m) of the Internal Revenue Code of 1986, as amended. Certain material features of the 1991 Plan are discussed below, however, such description is subject to, and is qualified in its entirety by, the full text of the 1991 Plan, attached hereto as Exhibit A. The bold face portions of the 1991 Plan reflect the proposed amendments to be voted on at the Annual Meeting.

         The purpose of the 1991 Plan is to provide an additional incentive to attract and retain qualified competent persons who provide management services and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the 1991 Plan authorizes, among other things, (a) the granting of incentive or nonqualified stock options to purchase Common Stock to persons selected by the administrators of the 1991 Plan from the class of all regular employees of the Company, including directors and officers who are regular employees, which class presently consists of approximately 544 persons, (b) the provision of loans for the purpose of financing the exercise of options and the amount of taxes payable in connection therewith, and (c) the use of already owned Common Stock as payment of the exercise price for options granted under the 1991 Plan. Consultants and advisors to the Company are also eligible to receive options under the 1991 Plan, whether or not they are employees of the Company.

         Prior to the amendments described above, options had been granted for 606,500 of the 850,000 shares then available for issuance pursuant to options granted under the 1991 Plan. Accordingly, the purpose of the amendment to increase the number of shares available for issuance under the 1991 Plan is to provide additional shares for which options can be granted and thereby allow the Company to continue to grant additional options under the 1991 Plan in furtherance of the 1991 Plan purposes described above.

         Shareholder approval of the 1991 Plan is required (i) for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which are further described below, (ii) in order for the 1991 Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) by the rules of the Nasdaq National Market.

         The 1991 Plan is to be administered by a committee designated by the Board of Directors consisting of not less than two directors (the "Committee"), each member of which must be a "non-employee director" as defined under Rule 16b-3 under the Exchange Act and an "outside director" for purposes of Section 162(m) of the Code. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act, or Section 162(m) of the Code, the Board may exercise any power or authority granted to the Committee. The Compensation Committee of the Board has been appointed as the Committee for the 1991 Plan. Among other things, to qualify as a "non-employee director" or an "outside director," a director must not be an employee of the Company and must not receive compensation from the Company in any capacity other than as a director (other than certain limited amounts within specified limitations).

         Subject to the terms of the 1991 Plan, the Committee in its sole discretion determines the persons to be awarded options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, the Committee has full power and authority to construe and interpret the 1991 Plan, and the acts of the Committee are final, conclusive and binding upon all interested parties, including the Company, its shareholders, its officers and employees, recipients of grants under the 1991 Plan, and all persons or entities claiming by or through such persons.

         An aggregate of 1,000,000 shares of Common Stock (subject to adjustment as described below) are reserved for issuance upon exercise of options granted under the 1991 Plan. The shares acquired upon exercise of options granted under the 1991 Plan will be authorized and issued shares of Common Stock. The Company's shareholders will not have any preemptive rights to purchase or subscribe for any Common Stock by reason of the reservation and issuance of Common Stock under the 1991 Plan. If any option granted under the 1991 Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the 1991 Plan.

OPTIONS GRANTED UNDER THE 1991 PLAN

         In January 1992, the Compensation Committee granted nonqualified stock options for an aggregate of 455,500 shares of Common Stock to 44 employees (24 of which employees are no longer employed by the Company and their aggregate 19,000 options have terminated in accordance with the 1991 Plan). All of such options were granted with an exercise price of $11.50 per share and became cumulatively exercisable at the rate of 20% on January 21 of each year, beginning with January 21, 1993. In February 1995, the Compensation Committee granted additional nonqualified options to 13 persons for an aggregate of 175,0000 shares of Common Stock (one of which employees is no longer employed by the Company and his aggregate 10,000 options have terminated in accordance with the 1991 Plan). The exercise price for such options is $9.00 per share, however, such options are not exercisable until and unless the market price for the Common Stock is $10.50 per share or more. Such options became cumulatively exercisable at the rate of 20% on January 21 of each year, beginning on January 21, 1996. In addition, in January 1996, the Compensation Committee granted additional nonqualified options to one person for 5,000 shares of Common Stock on the same terms as the options granted in February 1995. All outstanding options have a term of 10 years following the date of grant. The closing market price for the Company's Common Stock on February 24, 1998 was $16.75.

         The table below indicates, as of February 25, 1998, (i) the number of options held by the persons and groups indicated, and (ii) the value of such options as of such date:

                                                                             VALUE OF OPTIONS AT FEBRUARY
                                                                                      25, 1998(1)
                                                   NUMBER OF                        EXERCISABLE(E)
           OPTION GRANTEES                          OPTIONS                        UNEXERCISABLE(U)
 -------------------------------------       ----------------------          ------------------------------
Alec Engelstein                                     280,000                          $1,446,000 (E)
     Chairman of the Board,                                                            $124,000 (U)
     President and Chief Executive
     Officer

Harry Engelstein                                    115,000                            $591,750 (E)
     Executive Vice President and                                                       $62,000 (U)
     Chief Construction Officer

John A. Kraynick                                    50,000                             $250,500 (E)
     Senior Vice President                                                              $62,000 (U)

Lawrence R. Shawe                                   50,000                             $250,500 (E)
     Vice President - Sales and                                                         $62,000 (U)
     Marketing

Paul M. Leikert                                     10,000                              $46,500 (E)
     Vice President - Chief                                                             $31,000 (U)
     Accounting Officer

All current executive officers                      525,000                          $2,684,250 (E)
     as a group (6 persons)                                                            $372,000 (U)

All current directors who are                          0                                     $0 (E)
     not executive officers as a                                                             $0 (U)
     group (3 persons)

All employees as a group, other                     81,500                             $413,375 (E)
     than executive officers                                                           $139,500 (U)
     (538 persons)

-------
(1) For purposes of this table, the value of each option equals the amount, if any, by which the closing market price of a share of Common Stock on February 25, 1998 ($16.75) exceeds the option's exercise price. The value is determined without regard to whether the option is currently exercisable or not.

         The Company's management believes that options granted under the 1991 Plan have been and will be awarded primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom grants of options are to be made are to be determined from time to time by the Committee in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive options or the number of shares for which options will be granted.

CERTAIN TERMS AND CONDITIONS

         All grants of options under the 1991 Plan must be evidenced by a written agreement between the Company and the grantee. Such agreement shall contain such terms and conditions as the Committee shall prescribe, consistent with the 1991 Plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the options granted.

         Under the 1991 Plan, the option price per share of Common Stock may be any price determined by the Committee; provided, however, that in no event shall the option price of any incentive stock option be less than the fair market value per share of Common Stock on the date of grant. For purposes of the 1991 Plan, and for so long as the Company's Common Stock is listed on the Nasdaq National Market, the term "fair market value" means the closing price of the Common Stock as reported on the Nasdaq National Market on the business day immediately preceding the date of grant, unless the Committee shall determine otherwise in a fair and uniform manner. The closing price per share of Common Stock on February 25, 1998 as reported on the Nasdaq National Market was $16.75. The exercise price of an option may be paid in cash, by certified or official bank check, by money order, by delivery of already owned shares of Common Stock having a fair market value equal to the exercise price, or by a combination of the foregoing. The 1991 Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. If the exercise price is paid with the optionee's promissory note, the note must (i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest of the Company's principal lender, and (iii) be secured by the shares of Common Stock purchased. Cash payments will be used by the Company for general corporate purposes. Payments made in Common Stock must be made by delivery of stock certificates in negotiable form.

         The use of already owned shares of Common Stock applies to payment for the exercise of an option in a single transaction and to the "pyramiding" of already owned shares in successive, simultaneous option exercises. In general, pyramiding permits an option holder to start with as little as one share of Common Stock and exercise an entire option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of Common Stock, no cash (except for fractional share adjustments) is needed to exercise an option. Consequently, the optionee would receive Common Stock equal in value to the spread between the fair market value of the shares subject to the option and the exercise price of the option.

         No option granted under the 1991 Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by the optionee. The expiration date of an option will be determined by the Committee at the time of the grant, but in no event will an option be exercisable after the expiration of 10 years from the date of grant. An option may be exercised at any time or from time to time or only after a period of time or in installments, as the Committee determines. The Committee may in its sole discretion accelerate the date on which any option may be exercised. Each outstanding option will automatically become exercisable in the event of certain transactions, including certain changes in control of the Company, certain mergers and reorganizations, and certain dispositions of substantially all the Company's assets.

         The unexercised portion of any option granted under the 1991 Plan shall automatically be terminated (a) on the date on which the optionee's employment is terminated (or three months after the date of termination in the case of incentive stock options) for any reason other than (i) cause (as defined in the 1991 Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the optionee's employment for cause; (c) one year after the date on which the optionee's employment is terminated by reason of mental or physical disability; or (d) twelve months after the date on which the optionee's employment is terminated by reason of the optionee's death, or three months after the date of the optionee's death if death occurs during the one year period following the termination of the optionee's employment by reason of mental or physical disability.

         To prevent dilution of the rights of a holder of an option, the 1991 Plan provides for appropriate adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options, in the event of any increase or decrease in the number of issued and outstanding shares of the Company's capital stock resulting from a stock dividend, recapitalization or other capital adjustment of the Company. The Committee has discretion to make appropriate antidilution adjustments to outstanding options in the event of a merger, consolidation or other reorganization of the Company or a sale or other disposition of substantially all the Company's assets.

         The Company believes that the 1991 Plan satisfies the requirements of
Section 162(m) of the Code. Section 162(m) of the Code can limit the deductibility of compensation expense over $1.0 million with respect to compensation of certain top executives in certain circumstances.

         The 1991 Plan will expire on October 7, 2001, and any option outstanding on such date will remain outstanding until it expires or is exercised. The Committee may amend the 1991 Plan or any option at any time, provided that such amendment may not adversely affect the rights of an optionee under an outstanding option without the optionee's consent. In addition, no such amendment may, without approval of the Company's shareholders (a) materially increase the benefits accruing to participants under the 1991 Plan, (b) materially increase the number of shares of Common Stock reserved for issuance under the 1991 Plan, or (c) materially modify the requirements for eligibility to receive options under the 1991 Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The 1991 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         NONQUALIFIED STOCK OPTIONS. An optionee granted a nonqualified stock option under the 1991 Plan will generally recognize, at the date of exercise of such option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock subject to the nonqualified stock option. This taxable ordinary income will be subject to Federal income tax withholding, and the Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and either the employee includes that amount in his income or the Company timely satisfies its reporting requirements with respect to that amount.

         If an optionee exercises a nonqualified stock option by delivering shares of the Company's Common Stock, the optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the optionee's tax basis. The optionee, however, will be taxed as described above with respect to the exercise of the nonqualified stock option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his tax basis in the shares surrendered, and his holding period for such number of shares received will include his holding period for the shares surrendered. The optionee's tax basis and holding period for the additional shares received on exercise of a nonqualified stock option paid for, in whole or in part, with shares will be the same as if the optionee had exercised the nonqualified stock option solely for cash.

         INCENTIVE STOCK OPTIONS. The 1991 Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. However, an employee who exercises an incentive stock option by delivering shares of common stock previously acquired pursuant to the exercise of an incentive stock option is treated as making a "Disqualifying Disposition" (as defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an incentive stock option (i.e., the exercise of the incentive stock option for one share and the use of that share to make successive exercises of the incentive stock option until it is completely exercised) without the imposition of current income tax.

         If, subsequent to the exercise of an incentive stock option (whether paid for in cash or in shares), the optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such incentive stock option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss.

         In general, if, after exercising an incentive stock option, an employee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition in an amount equal to the excess of the fair market value of the shares at the date the incentive stock option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

         The amount by which the fair market value of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option exceeds the exercise price of such shares under such option generally will be treated as an item of adjustment included in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the shares in the year in which the option is exercised, there will be no item of adjustment for purposes of the alternative minimum tax as a result of the exercise of the option with respect to those shares. If there is a Disqualifying Disposition in a year after the year of exercise, the income on the Disqualifying Disposition will not be considered income for purposes of the alternative minimum tax in that subsequent year. The optionee's tax basis for shares acquired pursuant to the exercise of an incentive stock option will be increased for purposes of determining his alternative minimum tax by the amount of the item of adjustment recognized with respect to such shares in the year the option was exercised.

         Only employees of the Company or its subsidiaries qualify for the tax treatment applicable to incentive stock options. Thus, optionees who are non-employee advisors or consultants to the Company will be taxed solely under the rules applicable to nonqualified stock options.

         An income tax deduction is not allowed to the Company with respect to the grant or exercise of an incentive stock option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and either the employee includes that amount in his income or the Company timely satisfies its reporting requirements with respect to that amount.

SECURITIES ACT REGISTRATION

         The Company intends to register the additional shares of Common Stock available for issuance under the 1991 Plan pursuant to a Registration Statement on Form S-8 filed with the SEC.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO AMEND THE COMPANY'S 1991 STOCK OPTION PLAN.

                        PROPOSAL TO APPROVE THE COMPANY'S
                           1997 PERFORMANCE BONUS PLAN
                            (AS AMENDED AND RESTATED)

GENERAL

         In January 1998, the Company's Board of Directors adopted, subject to approval by the Company's shareholders, an Amended and Restated 1997 Performance Bonus Plan (the "1997 Plan") and recommended that it be submitted to the Company's shareholders for their approval at the Annual Meeting. The terms of the 1997 Plan provide for grants of performance or annual incentive awards that may be settled in cash, stock or other property (collectively, "Awards"). The purpose of the 1997 Plan is to provide performance based bonus incentives to certain executives and employees of the Company who qualify and are selected as participants thereunder. Certain material features of the 1997 Plan are discussed below, however, such description is subject to, and is qualified in its entirety by, the full text of the 1997 Plan, attached hereto as Exhibit B.

         Shareholder approval of the 1997 Plan is required (i) for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Code, which are further described below, (ii) in order for the 1997 Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) by the rules of the Nasdaq National Market. The Company believes that the 1997 Plan satisfies the requirements of Section 162(m) of the Code. Section 162(m) of the Code can limit the deductibility of compensation expense over $1.0 million with respect to compensation of certain top executives in certain circumstances.

SHARES AVAILABLE FOR AWARDS; ANNUAL PER-PERSON LIMITATIONS

         Under the 1997 Plan, the total number of shares of Common Stock that may be subject to the granting of Awards under the 1997 Plan shall not exceed 250,000 shares, plus the number of shares that are surrendered in payment of any Awards or any tax withholding requirements.

         In addition, the 1997 Plan imposes individual limitations on the amount of certain Awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year no participant who is a "covered employees" (as defined below) may receive an Award having a value in excess of $400,000.

ELIGIBILITY

         The persons eligible to be selected for receipt of Awards under the 1997 Plan are the officers, directors, employees and independent contractors of the Company and its subsidiaries. Presently, approximately 544 persons are eligible to participate in the 1997 Plan.

ADMINISTRATION

         The 1997 Plan is to be administered by a committee designated by the Board of Directors consisting of not less than two directors (the "Committee"), each member of which must be a "non-employee director" as defined under Rule 16b-3 under the Exchange Act and an "outside director" for purposes of Section 162(m) of the Code. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act, or Section 162(m) of the Code, the Board may exercise any power or authority granted to the Committee. The Compensation Committee of the Board has been appointed as the Committee for the 1997 Plan. Among other things, to qualify as a "non-employee director" or an "outside director," a director must not be an employee of the Company and must not receive compensation from the Company in any capacity other than as a director (other than certain limited amounts within specified limitations). Subject to the terms of the 1997 Plan, the Committee or the Board is authorized to select eligible persons to receive Awards, determine the type and number of Awards to be granted and the number of shares of Common Stock and/or the amount of cash or other property to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 1997 Plan, and make all other determinations that may be necessary or advisable for the administration of the 1997 Plan.

BONUS AND PERFORMANCE AWARDS

         The right of a participant to receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee or the Board. However, performance Awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be "covered employees" (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such performance Awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Company under Code Section 162(m). For purposes of Section 162(m), the term "covered employee" means the Company's chief executive officer and each other person whose compensation is required to be disclosed in the Company's filings with the Securities and Exchange Commission (the "SEC") by reason of that person being among the four highest compensated officers of the Company as of the end of a taxable year. If and to the extent required under
Section 162(m) of the Code, any power or authority relating to a performance Award or annual incentive Award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee and not the Board.

         Subject to the requirements of the 1997 Plan, the Committee or the Board will determine performance Award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. In granting performance Awards, the Committee or the Board may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 1997 Plan (including, for example, total stockholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). Not later than 90 days after the beginning of a performance period for covered employees, the Committee or the Board will determine the performance goals for covered employees who will potentially receive performance Awards for that performance period, either out of the pool or otherwise.

         After the end of each performance period, the Committee or the Board will determine (i) the amount of any pools and the maximum amount of potential performance Awards payable to each participant in the pools and (ii) the amount of any other potential performance Awards payable to participants in the 1997 Plan. Unless subject to a written commitment for an Award, the Committee or the Board may, in its discretion, determine that the amount payable as a performance Award will be reduced (or increased, in the case of participants that are not covered employees) from the amount of any potential Award.

OTHER TERMS OF AWARDS

         Awards may be settled in the form of cash, shares of Common Stock, other Awards or other property, in the discretion of the Committee or the Board. The Committee or the Board is authorized to place cash, shares of Common Stock or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 1997 Plan. The Committee or the Board may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 1997 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee or the Board may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.

         Awards under the 1997 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant, except to the extent required by law. The Committee or the Board may, however, grant Awards in exchange for other Awards under the 1997 Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

AWARDS TO BE GRANTED UNDER THE 1997 PLAN

         Prior to being amended and restated, the terms of the 1997 Plan provided for grants of Awards only to non-executive employees of the Company. Pursuant thereto, a total of 5,226 shares of Common Stock have been granted as Awards to certain non-executive employees. The Company's management believes that Awards granted under the 1997 Plan have been and will be awarded primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom grants of Awards are to be made are to be determined from time to time by the Committee in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive Awards or the number of shares for which Awards will be granted.

AMENDMENT AND TERMINATION

         The Board of Directors may amend, alter, suspend, discontinue or terminate the 1997 Plan or the Committee's authority to grant Awards without further stockholder approval, except stockholder approval may be obtained for certain amendments or alterations if such approval is required by law or regulation (including Section 162(m) of the Code) or under the rules of any stock exchange or quotation system on which shares of Common Stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 1997 Plan which might increase the cost of the 1997 Plan or alter the eligibility of persons to receive Awards. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the 1997 Plan will terminate on January 1, 2008.

SECURITIES ACT REGISTRATION

         The Company intends to register the shares of Common Stock available for Awards under the 1997 Plan pursuant to a Registration Statement on Form S-8 filed with the SEC.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO APPROVE AND RATIFY THE 1997 PERFORMANCE BONUS PLAN.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of BDO Seidman, LLP independent public accountants, served as the Company's independent public accountants for the fiscal year ended October 31, 1997. The Board of Directors, on the recommendation of the Company's Audit Committee, has selected BDO Seidman, LLP as the Company's independent public accountants for the current fiscal year ending October 31, 1998. One or more of the representatives of BDO Seidman are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

                                 OTHER BUSINESS

     The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 1999 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than November 16, 1998.

         By Order of The Board of Directors



         /s/ ALEC ENGLESTEIN
         ---------------------------
         ALEC ENGELSTEIN
         CHAIRMAN OF THE BOARD, PRESIDENT AND
         CHIEF EXECUTIVE OFFICER

Boca Raton, Florida
February 27, 1998

                                                                       EXHIBIT A

                           ---------------------------

                                ENGLE HOMES, INC.
                           THIRD AMENDED AND RESTATED
                             1991 STOCK OPTION PLAN

                           ---------------------------

        PURPOSE. The purpose of this Plan is to advance the interests of ENGLE HOMES, INC., a Florida corporation (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who provide management services and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.


        1. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:


           (a) "Board" shall mean the Board of Directors of the Company.

           (b) "Committee" shall mean the committee appointed by the Board pursuant to Section 12(a) hereof.

           (c) "Director" shall mean a member of the Board.

           (d) "Fair Market Value" of a Share on any date of reference shall be the Closing Price of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), on the business day immediately preceding such date, unless the Committee or the Board in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

           (e) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

           (f) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

           (g) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

           (h) "Officer" shall mean the Company's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phase "policy-making function" does not include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (17 C.F.R. ss. 229.401(b)) the Company identifies a person as an "executive officer," the person so identified shall be deemed an "Officer" even though such person may not otherwise be an "Officer" pursuant to the foregoing provisions of this paragraph.

           (i) "Option" (when capitalized) shall mean any option granted under this Plan.

           (j) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person. An optionee may be an individual, partnership, corporation or any other type of entity.

           (k) "OUTSIDE DIRECTOR" SHALL MEAN A MEMBER OF THE BOARD WHO QUALIFIES AS AN "OUTSIDE DIRECTOR" UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER AND AS A "NON-EMPLOYEE DIRECTOR" UNDER RULE 16B-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT.

           (l) "Plan" shall mean this Stock Option Plan for the Company.

           (m) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           (n) "Share(s)" shall mean a share or shares of the Common Stock.

           (o) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        2. SHARES AND OPTIONS. The Company may grant to Optionees from time to time Options to purchase an aggregate of up to ONE MILLION (1,000,000) Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee or the Board at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

        3. DOLLAR LIMITATION. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Internal Revenue Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations), exceeds $100,000.00.

        4. CONDITIONS FOR GRANT OF OPTIONS.

           (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee or the Board, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee or the Board from the class of all regular employees of the Company or its Subsidiaries, including Directors and Officers who are regular employees, and any consultant or advisor to the Company whether or not an employee. Any person who files with the Committee, in a form satisfactory to the Committee or the Board, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

           (b) In granting Options, the Committee or the Board shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee or the Board shall determine. The Committee or the Board shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee or the Board may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

           (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

           (d) Notwithstanding any other provision of the Plan, and in addition to any other requirements of the Plan, Options may not be granted to a Director or Officer unless the grant of such Options is authorized by, and all of the terms of such Options are determined by, a Committee that is appointed in accordance with Section 13 of this Plan and all of whose members are OUTSIDE DIRECTORS.

           (e) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Shares subject to Options granted to any person may not at any time exceed 50% of the total number of Shares available for issuance pursuant to Options granted under the Plan.

        5. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee or the Board; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

        6. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee or the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee or the Board in any Option, the option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided further, however, that the Committee or the Board in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall
(i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Board in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

        7. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee or the Board shall provide in such Option, except as otherwise provided in this Section 8.

           (a) The expiration date of an Option shall be determined by the Committee or the Board at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

           (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable:

               (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

               (ii) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

               (iii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

           (c) The Committee or the Board may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

        8. TERMINATION OF OPTION PERIOD.

           (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

               (i) unless otherwise provided in the applicable option agreement, three months after the date on which the Optionee's employment (or other service relationship to the Company if not an employee) is terminated or, in the case of a Non-Statutory Stock Option, and unless the Committee or the Board shall otherwise determine in writing in its sole discretion, the date on which the Optionee's employment (or other service relationship to the Company if not an employee) is terminated, in either case for any reason other than by reason of
(A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment (or other service relationship to the Company if not an employee) by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability as determined by a medical doctor satisfactory to the Committee or the Board, or (C) death;

               (ii) immediately upon the termination of the Optionee's employment (or other service relationship to the Company if not an employee) for Cause;

               (iii) one year after the date on which the Optionee's employment (or other service relationship to the Company if not an employee) is terminated by reason of a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee or the Board;

               (iv) (A) twelve months after the date of termination of the Optionee's employment (or other service relationship to the Company if not an employee) by reason of death of the employee, or (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

           (b) The Committee or the Board in its sole discretion may by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in Subsections 8(b)(ii) or
(iii) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

        9. ADJUSTMENT OF SHARES.

           (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

               (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

               (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

           (b) Subject to the specific terms of any Option, the Committee or the Board may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's or the Board's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsections 8(b)(ii) or (iii) hereof.

           (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

           (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

        10. TRANSFERABILITY OF OPTIONS. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

        11. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee or the Board may require such agreements or undertakings, if any, as the Committee or the Board may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

               (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

               (ii) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee or the Board, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee or the Board to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

        12. ADMINISTRATION OF THE PLAN.

            (a) THE PLAN SHALL BE ADMINISTERED BY THE BOARD OR BY A COMMITTEE APPOINTED BY THE BOARD (THE "COMMITTEE") WHICH SHALL BE COMPOSED OF TWO OR MORE DIRECTORS ALL OF WHOM SHALL BE OUTSIDE DIRECTORS. THE MEMBERSHIP OF THE COMMITTEE SHALL BE CONSTITUTED SO AS TO COMPLY AT ALL TIMES WITH THE APPLICABLE REQUIREMENTS OF RULE 16B-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT AND
SECTION 162(M) OF THE INTERNAL REVENUE CODE. THE COMMITTEE SHALL SERVE AT THE PLEASURE OF THE BOARD AND SHALL HAVE THE POWERS DESIGNATED HEREIN AND SUCH OTHER POWERS AS THE BOARD MAY FROM TIME TO TIME CONFER UPON IT.

            (b) The Committee or the Board, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations by the Committee or the Board, and the interpretation and construction of any provision of the Plan or any Option by the Committee or the Board shall be final and conclusive.

            (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

        13. OPTIONS FOR 10% SHAREHOLDERS. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary [as defined in Section 424 of the Internal Revenue Code] at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

        14. INTERPRETATION.

            (a) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under section 422 of the Internal Revenue Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

            (b) This Plan shall be governed by the laws of the State of Florida.

            (c) Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan.

            (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

        15. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Committee may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in Section 10, no such amendment may, without approval by the shareholders of the Company, (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided further, that, except to the extent provided in Section 9, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

        16. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is the date on which the Board adopts this Plan, and the Plan shall terminate on the 10th anniversary of the effective date.

                                                                       EXHIBIT B

                           ---------------------------

                                ENGLE HOMES, INC.
                           1997 PERFORMANCE BONUS PLAN
            (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1998)

                      -------------------------------------

        1. PURPOSE. The purpose of this Plan is to advance the interests of ENGLE HOMES, INC., a Florida corporation (the "Company"), and its Subsidiaries by providing performance based bonus incentives to certain executives and employees of the Company who qualify and are selected as Participants hereunder.

        2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

           (a) "Board" shall mean the Board of Directors of the Company.

           (b) "Bonus Award" shall mean an award granted pursuant to Article 4 hereof.

           (c) "Bonus Formula" means the specific objective goal or goals and/or applicable formula(s) for determining the amount of a Bonus Award and the form of payment thereof (cash and/or Shares, etc.) that are from time to time determined and set in writing by the Committee for the applicable Performance Period(s).

           (d) "Committee" shall mean the committee appointed by the Board pursuant to Section 3.1 hereof.

           (e) "Covered Employee" shall mean an Eligible Person who is a Covered Employee as specified in subsection 4.3.9 hereof.

           (f) "Eligible Person" means each Executive Officer of the Company (as defined under the Exchange Act) and other officers, Directors and employees of the Company or of any Subsidiary, and independent contractors with the Company or any Subsidiary.

           (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           (h) "Fair Market Value" of a Share on any date of reference shall be the average Closing Price of the Common Stock, par value $0.01 per share, of the Company (the

"Common Stock"), on the last ten (10) trading days of the Performance Period, unless the Committee or the Board in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system (including NASDAQ), the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if actual sale prices are not so reported, and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

           (i) "Outside Director" shall mean a member of the Board who qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act.

           (j) "Participant" means an Eligible Person of the Company or any Subsidiary who is selected at one or more times or from time to time to participate in the Plan by the Committee or the Board.

           (k) "Performance Award" shall mean an award granted pursuant to
Article 4 hereof.

           (l) "Performance Goals" shall mean the goals established by the Committee or the Board pursuant to subsection 4.3.2.

           (m) "Performance Period" means the following: (1) with respect to a Bonus Award, the Quarter or Quarters with respect to which the Bonus Formulas are set by the Committee or the Board; and (2) with respect to a Performance Award, the Year or Years with respect to which the Performance Goals are set by the Committee or the Board.

           (n) "Plan" means this 1997 Performance Bonus Plan, as amended from time to time.

           (o) "Quarter" means any one or more fiscal quarters of the Company included within the applicable Performance Period.

           (p) "Share(s)" shall mean a share or shares of the Company's Common Stock.

           (q) "Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended.

           (r) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

           (s) "Year" means any one or more fiscal years of the Company included within the applicable Performance Period.

        3. ADMINISTRATION OF THE PLAN.

           3.1 THE COMMITTEE. The Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee") which shall be composed of two or more Directors all of whom shall be Outside Directors; provided, however, that only the Committee may determine Performance Awards for Participants who may be considered Covered Employees. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Internal Revenue Code. The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

           3.2 POWERS OF THE COMMITTEE. The Committee shall have the sole authority to establish and administer the Bonus Formulas, the Performance Goals and this Plan, as well as the responsibility of selecting the Eligible Persons who are eligible to participate in and receive Bonus Awards and/or Performance Awards under the Plan. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Bonus Award and/or Performance Award under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan or the Board, or which are incidental or ancillary thereto.

           3.3 REQUISITE ACTION. A majority (but not fewer than two) of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

        4. AWARD PROVISIONS.

           4.1 AWARDS. A "Bonus Award" is an award to a Participant who is not a Covered Employee entitling the recipient Participant to acquire cash or Shares or other consideration, or a combination thereof, as determined by the Committee in its sole discretion, as provided in the Bonus Formula(s) pursuant to subsection 4.2.2. A "Performance Award" is an award to a Participant who is a Covered Employee entitling the recipient Participant to acquire cash or Shares or other consideration, or a combination thereof, as determined by the Committee in its sole discretion, upon the attainment of specified Performance Goals pursuant to subsection 4.3.2. Any Shares issued pursuant to a Bonus Award or Performance Award shall be conclusively deemed to be fully paid and nonassessable within the meaning of
Section 607.0621 of the Florida Statutes. The Committee in its sole discretion shall also determine whether and to whom Bonus Awards and/or Performance Awards shall be awarded, the applicable Bonus Formula(s) and Performance Goals under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the Bonus Awards and Performance Awards. The Committee may adjust the Bonus Formula(s), the Performance Goals, as well as the periods and other terms applicable to any Bonus Award and/or Performance Award to take into account changes in law and accounting and tax rules, and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships or for other reasonable purposes.

        4.2 PROVISIONS APPLICABLE TO PARTICIPANTS WHO ARE NOT COVERED EMPLOYEES.

            4.2.1 BONUS AWARDS. Each selected Participant who is not a Covered Employee may receive a Bonus Award if and only if the requirements for a Bonus Award under the applicable Bonus Formula(s), established by the Committee, are attained. The applicable Performance Period and Bonus Formula(s) shall be determined by the Committee consistent with the terms of the Plan. Notwithstanding the fact that the Bonus Formula(s) have been attained, the Company may pay a Bonus Award of less (or more) than the amount determined by the Bonus Formula(s) or may make no Bonus Award at all, unless the Committee expressly provides otherwise by written contract or other written commitment. Settlement of such Bonus Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Bonus Awards. The Committee shall specify the circumstances in which such Bonus Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a Performance Period or settlement of Bonus Awards.

            4.2.2 SELECTION OF BONUS FORMULAS. At the time the Bonus Formula(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant who is not a Covered Employee, and for any person who may become a Participant (except for those Participants who may be Covered Employees) after the Bonus Formula(s) are set, the method of computing the specific amount that will represent the maximum amount of a Bonus Award or portion thereof payable to such Participant if the requirements for a Bonus Award under the Bonus Formula(s) are attained, subject to the provisions of Articles 4 and 5 or as otherwise provided in or pursuant to this Plan.

            4.2.3 SELECTION OF PARTICIPANTS. For each Performance Period, the Committee shall determine, at the time the Bonus Formula(s) are set, those Eligible Persons who are not Covered Employees who shall be eligible to receive Bonus Awards for such Performance Periods and the Bonus Formula(s) applicable to each such Participant.

            4.2.4 EFFECT OF INTERIM COMMENCEMENT OF SERVICE. If a Participant, who is not a Covered Employee, commences employment after the adoption of the Plan and the establishment of Bonus Formula(s) for a Performance Period, the Committee may grant a Bonus Award that is proportionately adjusted based on the period of actual service during the Performance Period, the amount of any Bonus Award paid to such Participant shall not exceed that proportionate amount unless otherwise determined by the Committee.

        4.3 PROVISIONS APPLICABLE TO PARTICIPANTS WHO MAY BE COVERED EMPLOYEES

            4.3.1 PERFORMANCE AWARDS. If and to the extent that the Committee determines that a Performance Award is to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee pursuant to subsection 4.3.9, the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished Performance Goals and other terms, set forth in this subsection 4.3, so as to qualify as "performance-based compensation" for purposes of Section 162(m).

            4.3.2 PERFORMANCE GOALS GENERALLY. The Performance Goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Subsection 4.3. Performance Goals shall be objective and shall otherwise meet the requirements of Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of Performance Goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one Performance Goal or that two or more of the Performance Goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance Goals may differ for Performance Awards granted to any one Participant or to different Participants who may be Covered Employees.

            4.3.3 BUSINESS CRITERIA. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing Performance Goals for such Performance Awards: (1) total shareholder return; (2) such total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin;
(8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) return on assets; (13) operating earnings; (14) working capital or inventory; and (15) ratio of debt to shareholders' equity.

            4.3.4 PERFORMANCE PERIOD; TIMING FOR ESTABLISHING PERFORMANCE GOALS. Achievement of Performance Goals in respect of such Performance Awards shall be measured over a Performance Period of up to ten years, as specified by the Committee. Performance Goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m).

            4.3.5 PERFORMANCE AWARD POOL. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a Performance Goal(s) based on one or more of the business criteria set forth in subsection 4.3.3 hereof during the given Performance Period, as specified by the Committee in accordance with Section 4.3.4 hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

            4.3.6 SETTLEMENT OF PERFORMANCE AWARDS; OTHER TERMS. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a Performance Period or settlement of Performance Awards.

            4.3.7 MAXIMUM INDIVIDUAL PERFORMANCE AWARD. Notwithstanding any other provision hereof, no Participant who is a Covered Employee shall receive a Performance Award under the Plan for any fiscal year having a value in excess of $400,000.

            4.3.8 EFFECT OF MID-YEAR COMMENCEMENT OF SERVICE. If services as a Covered Employee commence after the adoption of the Plan and the Performance Goals are established for a Performance Period, the Committee may grant a Performance Award that is proportionately adjusted based on the period of actual service during the Year; the amount of any Performance Award paid to such person shall not exceed that proportionate amount.

            4.3.9 COVERED EMPLOYEES, PERFORMANCE AWARDS AND SECTION 162(M). It is the intent of the Company that Performance Awards granted to Eligible Persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of this subsection 4.3, including the definitions of Covered

Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements

            4.4 TERMINATION OF EMPLOYMENT DURING YEAR. Unless otherwise determined by the Committee or required by applicable law, no Bonus Award or Performance Award shall be payable to a Participant unless such Participant is employed by the Company or applicable Subsidiary of the Company on the last day of the Performance Period for which the Bonus Award or Performance Award is otherwise payable.

            4.5 COMMITTEE CERTIFICATION. No Participant shall receive any Bonus Award or Performance Award under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Bonus Formula(s), the Performance Goals and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied.

            4.6 TIME OF PAYMENT. Any Bonus Awards and Performance Awards granted by the Committee under the Plan shall be paid as soon as practicable following the Committee's determinations under this Article 4 and the certification of the Committee's findings under Section 4.5.

        5. GENERAL PROVISIONS.

           5.1 NO RIGHT TO AWARD OR CONTINUED EMPLOYMENT. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 5.1, any predecessor or subsidiary), the Board of Directors of the Company or the Committee in respect of the Plan, shall be held or construed to confer upon any person any legal right to receive, or any interest in, a Bonus Award, Performance Award, any other benefit under the Plan, or any legal right to be continued in the employ of the Company. The Company expressly reserves any and all rights to discharge an employee in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise, except to the extent otherwise provided in any written employment agreement between the Company and such employee. Notwithstanding any other provision hereof, and notwithstanding the fact that the requirements for a Bonus Award under the applicable Bonus Formula(s) have been attained, and notwithstanding the fact that the Performance Goals have been attained pursuant to a Performance Award, the Company shall have no obligation to pay any Bonus Award or Performance Award hereunder, unless the Committee otherwise expressly provides by written contract or other written commitment.

           5.2 DISCRETION OF COMPANY, BOARD OF DIRECTORS AND COMMITTEE. Any decision made or action taken by the Company or by the Board of Directors of the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons, subject to applicable requirements for shareholder approval of modifications under Section 162(m).

           5.3 ABSENCE OF LIABILITY. A member of the Board of Directors of the Company or a member of the Committee or any officer of the Company shall not be liable for any act or inaction hereunder, whether of commission or omission.

           5.4 NON-TRANSFERABILITY OF BENEFITS AND INTERESTS. Except as expressly provided by the Committee, no Bonus Award and/or Performance Award payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant.

           5.5 NON-EXCLUSIVITY. The Plan does not limit the authority of the Company, the Board or the Committee, or any subsidiary of the Company, to grant Awards or authorize any other compensation under any other plan or authority. In addition, employees not selected to participate in the Plan may participate in other plans of the Company.

        6. SHARES SUBJECT TO THE PLAN.

           6.1 GENERAL. Subject to the adjustment provisions of Section 6.4 hereof, the number of Shares subject to the Plan for which Bonus Awards and Performance Awards may be granted under the Plan shall not exceed 250,000 Shares, plus the number of Shares that are surrendered in payment of any Awards or any tax withholding requirements.

           6.2 SHARES TO BE USED. The Shares which may be issued pursuant to a Bonus Award and/or Performance Award under the Plan may be authorized but unissued Shares or Shares that may be acquired, subsequently or in anticipation of a Bonus Award and/or Performance Award, in the open market to satisfy the requirements of the Plan.

           6.3 ADDITIONAL SHARES. Any undistributed portion of terminated, exchanged or forfeited Bonus Awards and/or Performance Awards shall be available for further such Awards under the Plan.

           6.4 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of a reorganization, recapitalization, stock split, stock dividend, exchange or stock, combination of stock, merger, consolidation or any other change in corporate structure of the Company affecting the Shares, or in the event of a sale by the Company of all or a significant part of its assets, or any distribution to its shareholders other than a normal cash dividend, the Committee may in its sole and absolute discretion make appropriate adjustment in the number, kind, price and value of Shares authorized under Section 6.1 or to be issued pursuant to Bonus Formulas and adjustments to outstanding Bonus Awards and/or Performance Awards as it determines appropriate so as to prevent dilution or enlargement of such Awards or rights thereunder.

           6.5 RIGHTS OF SHAREHOLDERS. A Participant receiving a Bonus Award or Performance Award will have rights of a shareholder only as to Shares actually issued to and received by such Participant pursuant to such Award, as evidenced by a stock certificate for such Shares.

        7. INTERPRETATION.

           (a) This Plan shall be governed by the laws of the State of Florida.

           (b) Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan.

           (c) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

        8. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is the date on which the Board adopts this Plan, and the Plan shall terminate on the 10th anniversary of the effective date.

                 PROXY FOR 1998 ANNUAL MEETING OF SHAREHOLDERS
                                       of
                               ENGLE HOMES, INC.
                         123 NW 13th Street, Suite 300
                           Boca Raton, Florida 33432


     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

                                  COMMON STOCK

         The undersigned holder of Common Stock of Engle Homes, Inc., a Florida Corporation, hereby appoints Alec Engelstein and David Shapiro, and each of them, as proxies for the undersigned, each with full power of substitution, to act for the undersigned and to vote, as designated below, all shares of stock of the Company and that the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders of the Company, to be held on Monday, April 20, 1998 at 11:00 a.m. local time at the Company's offices located at 123 N.W. 13th Street, Suite 300, Boca Raton, Florida, and at any adjournment(s) or postponements(s) thereof.

         The Board of Directors unanimously recommends a vote FOR the election of all the director nominees listed in proposal (1) and FOR approval of proposal
(2) and FOR approval of Proposal (3) below.


(1) Election of Alec Engelstein, Harry Engelstein, John A. Kraynick, David Shapiro, Henry Fishkind, Ph.D., Ronald Korn and Alan L. Shulman as directors of the Company.

[ ] VOTE FOR all nominees listed above, except vote withheld from the following nominees(s) (if any).


--------------------------------------------------------------------------------

[ ] VOTE WITHHELD from all nominees.

(2) Approval of amendments to the Company's 1991 Stock Option Plan (the "Plan") to (i) increase the number of shares of the Company's common stock reserved for issuance under the Plan from 850,000 to 1,000,000, and (ii) conform certain administrative provisions of the 1991 Plan to the requirements of Section 162
(m) of the Internal Revenue Code of 1986, as amended.

          [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

(3) Approval of the adoption of the Company's Amended and Restated 1997 Performance Bonus Plan (the "1997 Plan").

          [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

(4) The Proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

                               (SEE REVERSE SIDE)

         THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN PROPOSAL (1) AND "FOR" APPROVAL OF PROPOSAL (2) AND "FOR" APPROVAL OF PROPOSAL (3) ABOVE.

         The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting and related Proxy Statement, and (ii) the Company's 1997 Annual Report to Shareholders.

                                        Dated:____________________,1998

                                        _______________________________
                                                  (Signature)

                                        ________________________________
                                          (Signature if held jointly)


IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign fill corporate name by president or other authorized officer. If a partnership name, by authorized person.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.